Loan Agreement

This document represents the entire Loan Agreement (hereinafter "Agreement") between the Lender, **The John & Kristen Hinman Trust Dated February 23, 2016**, (hereinafter "Lender") and the Borrower, **BranchOut Food, Inc.** (hereinafter "Borrower"). This Agreement shall have an effective date of March 15, 2023.

1. **Loan Amount.** Lender hereby agrees to loan to Borrower the principal amount of $200,000.00 which shall be delivered in the amounts of $150,000.00 by March 15, 2022 and $50,000.00 by March 31, 2022.
2. **Authorization.** By executing this Agreement, Borrower represents that Borrower has established all necessary authorization through its existing corporate procedures to execute this Agreement and accept this indebtedness. Further, Borrower represents that the representative who executes this Agreement is a duly authorized representative of the Borrower.
3. **Security Collateral.** This Agreement shall be secured by the Borrower's accounts receivable from Walmart. Lender shall occupy a first position security interest in all such accounts receivable. To the extent that Lender's security interest is found by any competent authority to be junior to any other security interest, such finding shall be limited to only the security interest judged to take priority over Lender's interest and Lender's shall remain in first position related to the Walmart accounts receivable over any other creditors of Borrower. Borrower shall not further encumber any Walmart accounts receivable without prior written consent of Lender.
4. **Interest Rate.** The interest rate shall be simple interest of 18% per annum based on a 30-day month (360-day year) calendar.
5. **Origination Fees.** Borrower shall pay a $48.00 wire fee to cover the wire transfer costs of Lender with the first payment.
6. **Term.** The initial term shall be six months, starting March 15, 2023 and ending September 14, 2023 ("Maturity"). Upon Maturity the Loan Agreement shall revert to a Demand Note, payable 30 days from written notification by the Lender.
7. **Payments.** If the initial term is not extended, the entire principal amount and all fees and interest due for the first term ($200,000.00 in principal, in addition to any unpaid interest and wire fees) shall be due and payable on September 15, 2023. Thereafter payments of fees, penalties and/or interest shall be due on the 15th day of the month until the loan is repaid.
8. **Payments of Principal.** There shall be no pre-payment of principal during the initial three months of the Term. After June 15, 2023 the Loan may be pre-paid in whole or in part, at the option of the Borrower. Subsequent to the Maturity date, interest will be pro-rated based on the Loan repayment date(s). Subsequent to the Maturity Date, prior to written demand from Lender, Borrower may repay all or any portion of the principal at any time.
9. **Application of Payments.** Payments made shall be first applied to any outstanding late fees or penalties, then to any outstanding interest, and finally to any outstanding principal.
10. **Method of Payment.** Borrower shall make all payments via wire transfer to Lender.
11. **Late penalty.** A late penalty of 1.5% of all outstanding principal, interest, fees and penalties shall be charged on the 25th of any month in which the Payment described under Paragraph 7 has not been made.
12. **Interest, fees and penalties exceeding legal limit.** If any interest, fees or penalties shall be determined to exceed the legal limit, then the interest, fees or penalties shall be reduced to the

legal maximum and any interest, fees or penalties above the legal maximum that have already been paid will be refunded to the Borrower.

13. **Representations and Warranties of Borrower.** Borrower represents and warrants that: A) it maintains all insurances, with insurance companies borrower believes to be financially sound and reputable, in such amounts and covering such risks as Borrower believes to be customary in the industry; B) Borrower has and will continue to comply with all laws and regulations pertaining to its business and will hold Lender harmless for all damages, liabilities, fees, costs, expenses or any other harm related to Borrower's violation thereof; C) Borrower is duly organized, licensed and validly operating in the state of its formation and any other state or jurisdiction in which it is doing business and will hereinafter remain duly organized, licensed and in good standing; D) the execution, delivery, and performance of this Agreement is within the Borrower's powers, has been duly authorized, are not in violation of the law or any terms of the Borrower's charter, bylaws or articles of incorporation or other formational documents, and are not in violation of any Agreement by Borrower with any third party; E) all formational documents and bylaws of Borrower have been properly filed and executed, all capital stock has been properly issued, and all books of Borrower have and will continue to be properly maintained; F) Borrower is not subject to any legal, administrative or disciplinary proceeding, or threat thereof, that could have a material adverse impact on its financial condition or business operations; G) Borrower is in compliance with all laws, regulations, ordinances, formational documents, bylaws, and Agreements with any third parties, the violation of which could have a material adverse impact on its financial condition or business operations; H) Borrower does not intend on filing bankruptcy within the next six months; I) Borrower is not currently insolvent within the meaning of the Uniform Commercial Code or United States Bankruptcy Code.
14. **Borrowers Operating Covenants.** Borrower hereby covenants to: A) continue to operate its business in a manner so as to, in good faith, maintain its current business operations and not take any action in bad faith that would materially adversely affect its ability to repay this Loan and B) not to take any action that would encumber in any manner, otherwise impede, or have a material adverse impact on the availability and liquidity of the designated Security Collateral.
15. **Financial Information.** At any time that the Borrower is not current with its payments or is otherwise in Default, Lender is entitled to and Borrower must furnish within 72 hours of any written request, current financial information and books related to Borrower. Borrower is advised and consents to Lender communicating any negative credit experiences with Borrower to the applicable credit reporting agencies and or governmental entities and otherwise cooperating with any governmental or investigating agency in investigating or addressing a loss or potential loss pursuant to this Agreement whether such action by Lender is actually necessary or not.
16. **Attorneys' Fees and Collection Costs.** To the full extent of any applicable law, Borrower shall pay to Lender, on demand, any and all expenses, including but not limited to legal fees and costs and collections fees and costs, expended by Lender to obtain or enforce any Payment obligated from Borrower under this Agreement or to defend against or prosecute any action or matter arising out of or connected in any manner with this subject matter of this Agreement, the obligations created hereunder, or the warranties and covenants by Borrower. To the extent permitted by law, such fees and costs shall be payable to Lender on demand, without the need for final judgment against Borrower and payment of such fees and costs shall become part of the obligations of this Agreement.

17. **Telephone and Electronic Communications.** Borrower hereby expressly consents to contact by telephone, whether verbal or by text or other written message, to any number provided to Lender by Borrower or that Borrower might otherwise currently be aware of or in the future become aware of, including cellular phone numbers, and electronic communication to any email address or other username or identification with any electronic communication platform or application. Borrower agrees that such communication can be made by automated means.
18. **Indemnification.** Borrower hereby agrees to indemnify and hold harmless Lender for any loss, damage, cost, liability, expense or other damage arising out of or incurred as a result of the prosecution, defense or enforcement of this Agreement or any matter arising out of this Agreement. This provision shall survive the repayment of any Obligation arising out of this Agreement.
19. **Survival of Obligations.** Borrower's obligations hereunder shall survive any change in ownership, legal status, or organization of Borrower. Borrower shall not change ownership, legal status or its organizational structure in any bad faith attempt to avoid its obligations under this Agreement.
20. **Default.** The occurrence of any one or more of the following events (herein, "Events of Default") shall constitute, without notice or demand, a default under this Agreement and all other agreements between Lender and Borrower and instruments and papers given Lender by Borrower, whether such agreements, instruments, or papers now exist or hereafter arise: (i) Borrower fails to make any Payment due under this Agreement; (ii) Borrower fails to comply with, promptly, punctually and faithfully perform or observe any other term, condition or promise within this Agreement; (iii) the determination by Lender that any representation or warranty heretofore, now or hereafter made by Borrower to Lender, in any documents, instrument, agreement, application or paper was not true or accurate when given; (iv) the occurrence of any event such that any indebtedness of Borrower from any lender other than Lender could be accelerated, notwithstanding that such acceleration has not taken place; (v) the occurrence of any event that would cause a lien creditor, as that term is defined in Section 9−102 of the Uniform Commercial Code, (other than Lender) to take priority over the Loan made by Lender; (vi) a filing against or relating to Borrower (unless consented to in writing by Lender) of (a) a federal tax lien in favor of the United States of America or any political subdivision of the United States of America, or (b) a state tax lien in favor of any state of the United States of America or any political subdivision of any such state; (vii) the occurrence of any event of default under any other agreement between Lender and Borrower or instrument or paper given Lender by Borrower, whether such agreement, instrument, or paper now exists or hereafter arises (notwithstanding that Lender may not have exercised its rights upon default under any such other agreement, instrument or paper); (viii) any act by, against, or relating to Borrower, or its property or the Collateral, which act constitutes the application for, consent to, or sufferance of the appointment of a receiver, trustee or other person, pursuant to court action or otherwise, over all, or any part of Borrower's property; (ix) the granting of any trust mortgage or execution of an assignment for the benefit of the creditors of Borrower, or the occurrence of any other voluntary or involuntary liquidation or extension of debt agreement for Borrower; (x) the failure by Borrower to generally pay the debts of Borrower as they mature; (xi) adjudication of bankruptcy or insolvency relative to Borrower; (xii) the entry of an order for relief or similar order with respect to Borrower in any proceeding pursuant to Title 11 of the United States Code entitled "Bankruptcy" (the "Bankruptcy Code") or any other federal bankruptcy law; (xiii) the filing of any complaint, application or petition by or against

Borrower initiating any matter in which Borrower is or may be granted any relief from the debts of Borrower pursuant to the Bankruptcy Code or any other insolvency statute or procedure; (xiv) the calling or sufferance of a meeting of creditors of Borrower; (xv) the meeting by Borrower with a formal or informal creditor's committee; (xvi) the offering by or entering into by Borrower of any composition, extension or any other arrangement seeking relief or extension for the debts of Borrower, or the initiation of any other judicial or non-judicial proceeding or agreement by, against or including Borrower that seeks or intends to accomplish a reorganization or arrangement with creditors; (xvii) the entry of any judgment against Borrower, which judgment is not satisfied or appealed from (with execution or similar process stayed) within 15 days of its entry; (xviii) the occurrence of any event or circumstance with respect to Borrower such that Lender shall believe in good faith that the prospect of payment of all or any part of the Obligations or the performance by Borrower under this Agreement or any other agreement between Lender and Borrower is impaired or there shall occur any material adverse change in the business or financial condition of Borrower (such event specifically includes, but is not limited to, taking additional financing from a credit card advance, cash advance company or an additional working capital loan without the prior written consent of Lender); (xix) the entry of any court order that enjoins, restrains or in any way prevents Borrower from conducting all or any part of its business affairs in the ordinary course of business; (xx) the occurrence of any uninsured loss, theft, damage or destruction, or any encumbrance, to the Collateral; (xxi) any act by or against, or relating to Borrower or the Collateral pursuant to which any creditor of Borrower seeks to reclaim or repossess or reclaims or repossesses all or a portion of the Collateral; (xxii) the termination of existence, dissolution or liquidation of Borrower or the ceasing to carry on actively any substantial part of Borrower's current business; (xxiii) this Agreement shall, at any time after its execution and delivery and for any reason, cease to be in full force and effect or shall be declared null and void, or the validity or enforceability hereof shall be contested by Borrower or Borrower denies it has any further liability or obligation hereunder; (xxiv) any person signing a support agreement in favor of Lender shall repudiate, purport to revoke or fail to perform his or her obligations under his support agreement in favor of Lender.

21. **Rights and Remedies Upon Default.** Subject to applicable law, if an Event of Default occurs under this Agreement, at any time thereafter, Lender may exercise any one of the following rights and remedies as well as any other right or remedy available to it under applicable Law: A) Accelerate all indebtedness and obligations under this Agreement; B) Require immediate payment and delivery of the collateral identified in this Agreement; C) Assert full power and control to encumber and obtain the Collateral from any bank or other institution that maintains custody or control over the Collateral (all expenses relating thereto shall be borne by Borrower); D) Obtain a judgment against Borrower for any amounts not satisfied by the seizure of collateral; E) Assert any and all rights of a secured creditor under the Uniform Commercial Code or any other legal or equitable remedy available to Lender; F) All rights and remedies of Lender, whether explicitly identified in this Agreement or not, shall be cumulative and may be exercised by Lender singularly or cumulatively and in any order chosen by Lender. Election by Lender to exercise one or more of its rights or remedies at the exclusion of others, or delay in asserting any right or remedy, or agreeing to accept any performance by Borrower in lieu of exercising a right or remedy shall not affect Lender's right to declare default and exercise any right or remedy.

22. **No Waiver by Lender.** No delay or omission by Lender to exercise any right or remedy arising from or related to this Agreement shall operate as a waiver of such right or remedy. Waiver on one occasion shall not constitute waiver of any further or future right or remedy. All Lender's rights or remedies shall be cumulative and may be exercised singularly or concurrently.
23. **Jurisdiction, Venue and Governing Law.** Borrower agrees that this Agreement shall be interpreted by the laws of the State of Oregon. Venue for any legal proceeding arising out of or related to this Agreement shall be in Deschutes County, Oregon and the parties hereby submit to the jurisdiction of any Court in such Venue for purposes of this Agreement.
24. **Arbitration.** Any dispute or claim that arises out of or that relates to this Agreement, or to the interpretation or breach thereof, or to the existence, validity, or scope of this Agreement, shall be resolved by arbitration in Bend, Oregon, and may for the convenience of the parties and/or arbitrator be conducted remotely. The Arbitration shall be conducted in accordance with the then effective arbitration laws of the State of Oregon, including but not limited to Oregon Revised Statutes Chapter 36, and judgment upon the award rendered pursuant to such arbitration may be entered in any court having jurisdiction thereof. The parties agree arbitration will be conducted by and decided by a single arbitrator. If the parties cannot agree on selection of an arbitrator, then ORS 36.474 shall be utilized for the Court to appoint one. Any arbitration shall be completed within six months of the initial demand, or as soon thereafter as the Arbitrator deems just under the circumstances without causing undue delay of the result. The parties shall be entitled to discovery based on the discretion of the Arbitrator. The prevailing party shall be entitled to attorneys' fees. THE PARTIES UNDERSTAND THAT BY AGREEING TO FINAL AND BINDING ARBITRATION THEY ARE VOLUNTARILY WAIVING THE RIGHT TO HAVE THE MATTER TRIED BY A JUDGE OR JURY, AND THAT THE RIGHT TO APPEAL AN ARBITRATION DECISION IS LIMITED UNDER OREGON LAW.
25. **Assignment.** This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties hereto; provided, however, that Borrower may not assign this Agreement or any rights or duties hereunder without Lender's prior written consent and any prohibited assignment shall be absolutely null and void. No consent to an assignment by Lender shall release Borrower from its Obligations. Lender may assign this Agreement and its rights and duties hereunder and no consent or approval by Borrower is required in connection with any such assignment. Lender reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in Lender's rights and benefits hereunder. In connection with any assignment or participation, Lender may disclose all documents and information that Lender now or hereafter may have relating to Borrower or Borrower's business. To the extent that Lender assigns its rights and obligations hereunder to another party, Lender thereafter shall be released from such assigned obligations to Borrower and such assignment shall affect a novation between Borrower and such other party. For the avoidance of doubt, Borrower and Lender and their successors or assigns retain the right to compel arbitration under Paragraph 24 even if they assign any rights under this Agreement to another individual or entity.
26. **Interpretation.** Paragraph headings in this Agreement are for convenience only and shall not affect the provisions of this Agreement. The provisions of this Agreement shall not be construed for or against any Party and instead it is agreed that this Agreement has been drafted for the benefit of both Parties and both Parties have reviewed and been provided competent

advice regarding the Agreement such that all terms and provisions should be construed consistent with their ordinary meaning and without regard to what party drafted or revised the Agreement.

27. **Severability.** If any provision of this Agreement is determined to be unenforceable, invalid or illegal, such determination shall be construed and limited as strictly as possible and shall not affect the remaining provisions of this Agreement.
28. **Notices.** Any notices pursuant to this Agreement shall be delivered by electronic writing to Lender at: johnshinman@gmail.com; and to Borrower at: eric@branchoutfood.com and chris@branchoutfood.com. Notice shall be deemed to be given on the day an electronic communication has been sent. Electronic addresses for notice may be changed by electronic notice given by either Party.
29. **Waiver of Notices and Other Terms.** Except for any notices provided for in this Agreement, Borrower and any other person who has obligations pursuant to this Agreement, to the extent not prohibited by applicable law, hereby waives demand, notice of nonpayment, notice of intention to accelerate, notice of acceleration, presentment, protest, notice of dishonor and notice of protest. To the extent permitted by applicable law, Borrower and any person who has obligations pursuant to this Agreement also agrees: (i) Lender is not required to file suit, show diligence in collection against Borrower or any person who has obligations pursuant to this Agreement; and (ii) Lender may, but will not be obligated to, sue one or more persons without joining or suing others.
30. **Entire Agreement.** This document represents the entire Agreement between the parties. It may be modified only by written Agreement by the Parties.
31. **Counterparts and Electronic Signatures.** This Agreement may be executed in one or more counterparts and an electronic signature shall have the same force and affect as an original.
32. **Confidentiality.** Neither party shall disseminate or disclose the details of this Agreement, to any person, entity or in any public disclosure, other than to their employees or advisors as required for legitimate business needs, or as may be required by law, without the express written consent of the other party.

[Rest of Page Left Intentionally Blank]

Signature Page

Lender: The John & Kristen Hinman Trust Dated February 23, 2016

____
By: John Hinman
Its: Trustee
Dated: March 15, 2023

I, hereby affirm that I am a duly authorized representative of Borrower and have fully read, understand, and been provided with competent advice regarding the terms and conditions of this Agreement and with my signature Borrower hereby agrees to this Agreement.

Borrower: BranchOut Food, Inc.

Eric Healy
____
By: Eric Healy
Its: CEO
Dated: March 15, 2023